Exhibit 1.1

9,500,000 Shares

Carrizo Oil & Gas, Inc.

Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

August 14, 2018

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

As Representatives of the Several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), proposes to issue and sell to the several underwriters listed on Schedule A hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), 9,500,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”).

To the extent there are no additional Underwriters listed on Schedule A other than you, the terms Representatives and Underwriters as used herein shall mean you, as Underwriters and Representatives. The terms Representatives and Underwriters shall mean either the singular or the plural as the context requires.

The Underwriters have advised the Company that, subject to the terms and conditions contained in this Agreement, it is willing to purchase the Shares.

The Company has filed a registration statement on Form S-3 (File No. 333-221121) with respect to the Shares, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Shares, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder. As used in this Agreement, “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all information deemed to be part of the registration statement pursuant to Rule 430B or 430C of the Rules and Regulations; “Effective Time” means any time as of which any part of the Registration Statement became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including the Base Prospectus and any preliminary prospectus supplement thereto relating to the Shares; “Prospectus Supplement” means the prospectus supplement to be filed promptly after the date hereof pursuant to Rule 424 and describing the Shares and the offering thereof; “Prospectus” means the Prospectus Supplement, together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Shares or in the form first made available to the Underwriters by the Company to meet requests of Underwriters pursuant to Rule 173 under the Securities Act; “Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 under the Securities Act relating to the Shares; “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares; and “Disclosure Package” means the most recent Preliminary Prospectus, together with the Issuer Free Writing Prospectuses identified on Schedule B hereto, if any, and the information set forth in Schedule C hereto. For purposes of clarity, any Free Writing Prospectus that was prepared by or on behalf of, or used by, an offering participant other than the Company (without regard to whether the conditions set forth in Rule 433 are satisfied with respect thereto) (each, an “Offering Participant Free Writing Prospectus”) shall be excluded from the definition of Disclosure Package. For the purposes of this Agreement, the “Applicable Time” is 6:00 p.m., New York City time, on August 14, 2018. Any reference herein to the Registration Statement, any Preliminary Prospectus, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date of the Registration Statement, the date of such Preliminary Prospectus, the date of such Base Prospectus, the date of such Prospectus Supplement or the date of the Prospectus, as the case may be, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, the date of such Preliminary Prospectus, the date of such Base Prospectus, the date of such Prospectus Supplement or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Base Prospectus, the Prospectus Supplement, the Prospectus or Issuer Free Writing Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.    Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

(a)    Registration Statement and Prospectus. (i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), if any, and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii)    Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; such Registration Statement became effective upon filing with the Commission under the Securities Act; and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto has been received by the Company. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus. Copies of the Registration Statement and each of the amendments thereto have been delivered by the Company to the Underwriters (provided that availability of the Registration Statement and each amendment on EDGAR shall constitute delivery so long as the EDGAR copy is substantially identical except as permitted by Regulation S-T). The Registration Statement conformed on each applicable Effective Date, and any amendment to the Registration Statement filed after the date hereof will conform when filed and effective, in all material respects to the requirements of the Securities Act and the Rules and Regulations. The Prospectus, as of its date, will conform and, as it may be further supplemented by filings with the Commission, will conform, on the Closing Date (as defined below), if any, in all material respects to the requirements of the Securities Act and the Rules and Regulations. As of the Effective Date, the date hereof and the Closing Date, the Registration Statement, and any post-effective amendments, do not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, as of its date, will not, and, on the Closing Date, as amended or supplemented by filings with the Commission, will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Disclosure Package, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, none of the representations and warranties set forth in this Section 1(a) shall apply to statements or omissions in the Registration Statement, or the Prospectus, or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein, such information being listed in Section 7(b) below.

(b)    Issuer Free Writing Prospectus. Other than the Registration Statement, the Prospectus and the Disclosure Package, the Company (including its agents and representatives, other than an Underwriter in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule B hereto, any Issuer Free Writing Prospectus that constitutes a “road show” (within the meaning specified in Rule 433 of the Rules and Regulations) or any other written communications approved in writing in advance by the Representatives and, with respect to each such Free Writing Prospectus, the Company represents that it has treated and agrees that it will treat each such Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Each Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the most recent Preliminary Prospectus, the other Issuer Free Writing Prospectuses identified on Schedule B and the information to be conveyed orally as set forth on Schedule C, each Issuer Free Writing Prospectus, when taken together with the Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 7(b) hereof; provided, further, that the Company makes no representation and warranty with respect to any statements or omissions made in any Offering Participant Free Writing Prospectus, including any “issuer information” (as defined in Rule 433 under the Securities Act) therein. Each such Issuer Free Writing Prospectus, as of its issue date and as of the Closing Date, as applicable, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any Preliminary Prospectus deemed to be a part thereof that has not been superseded or modified.

(c)    Incorporated Documents. The documents incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus, the Prospectus and the Disclosure Package, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations thereunder, and none of such documents, when read together with the other information in the Disclosure Package, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration

Statement, the Prospectus and the Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not, when read together with the other information in the Disclosure Package, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)    Financial Statements. The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with U.S. generally accepted accounting principles, consistently applied throughout the periods involved. The summary and selected financial data included or incorporated by reference in the Prospectus and the Disclosure Package present fairly in all material respects the information shown therein as of the respective dates and for the respective periods specified and have been presented on a basis consistent with the audited consolidated financial statements set forth or incorporated by reference in the Prospectus and the Disclosure Package and other financial information.

(e)    Pro Forma Financial Information. The pro forma financial information incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package includes assumptions that, in the opinion of management of the Company, provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial information incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package. The pro forma financial information incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package complies as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(f)    Independent Accountants. Each of (i) Ernst & Young LLP, which has certified certain financial statements of the Company, (ii) KPMG LLP, which has certified certain financial statements of the Company, and (iii) Johnson, Miller & Co., CPA’s PC, which has certified certain financial statements of oil and gas properties acquired by the Company (the “ExL Properties”), and each of which has delivered its opinion with respect to the audited financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company and the ExL Properties, respectively, within the meaning of the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission thereunder.

(g)    Good Standing of the Company and the Subsidiaries. The Company and each of the subsidiaries listed in Schedule D hereto, which list includes all “significant subsidiaries” as defined in Rule 405 under the Securities Act (the “Subsidiaries”), is duly organized, validly existing and, if applicable, in good standing under the laws of their respective jurisdictions of incorporation or organization, as applicable. The Company and each of the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or limited liability company, as applicable, in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and the Subsidiaries considered as a whole (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Other than the Subsidiaries in which the Company holds de minimus equity interests and as disclosed in the Registration Statement and the Disclosure Package, the Company does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.

(h)    Certain Exhibits and Agreements. There is no document, contract or other agreement required to be described in the Registration Statement, Prospectus or the Disclosure Package or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or the Rules and Regulations. Each description of a contract, document or other agreement in the Registration Statement, the Prospectus and the Disclosure Package accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement, the Prospectus or the Disclosure Package or listed in the exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company or the Subsidiaries, as the case may be, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity or public policy (regardless of whether enforcement is sought in a proceeding at law or in equity). Neither the Company nor any of the Subsidiaries, if a Subsidiary is a party, nor to the Company’s knowledge, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or the Subsidiaries, if a Subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which Company or its properties or business or a Subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(i)    Capitalization. The Company has authorized and outstanding capital stock as set forth under the caption “Description of Capital Stock” in the Prospectus and “Price Range of Common Stock” in the Disclosure Package. All of the issued and outstanding shares of

Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any of the Shares or any such rights pursuant to the Company’s Amended and Restated Articles of Incorporation or Amended and Restated Bylaws, each as amended (the “Organizational Documents”), or any agreement or instrument to or by which the Company or any of the Subsidiaries is a party or bound. The Shares have been duly authorized by the Company and, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable, and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of capital stock of the Company or any of the Subsidiaries or any security convertible into, or exercisable or exchangeable for, such capital stock. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement, the Prospectus and the Disclosure Package. All issued and outstanding shares of capital stock or membership interests, as applicable, of each of the Company’s Subsidiaries have been duly authorized by all necessary corporate or limited liability company action, as applicable, and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned Subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Registration Statement, the Prospectus and the Disclosure Package.

(j)    Registration Rights; Lock-Up Agreements. No holder of any security of the Company has any right, which has not been waived or satisfied, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder. Each director and executive officer subject to Section 16 of the Exchange Act has delivered to the Representatives an enforceable written lock-up agreement in the form attached to this Agreement as Exhibit A hereto (each, a “Lock-Up Agreement”).

(k)    Authorization and Enforceability. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized by all necessary corporate action, executed and delivered by the Company and constitutes legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity or public policy (regardless of whether enforcement is sought in a proceeding at law or in equity).

(l)    Authorization of Devon Purchase Agreement. All necessary corporate or limited liability company action has been duly and validly taken by the Company and Carrizo (Permian) LLC to authorize the execution, delivery and performance of the purchase and sale agreement, dated as of August 13, 2018 (the “Devon Purchase Agreement”), by and between Carrizo (Permian) LLC and Devon Energy Production Company, L.P. (“Devon”), a subsidiary of Devon Energy Corporation. The Devon Purchase Agreement has been duly and validly authorized by all necessary corporate or limited liability company action, executed and delivered by Carrizo (Permian) LLC and constitutes legal, valid and binding obligations of Carrizo (Permian) LLC enforceable against Carrizo (Permian) LLC in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity or public policy (regardless of whether enforcement is sought in a proceeding at law or in equity).

(m)    No Finder’s Fee. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(n)    Absence of Further Requirements. Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement or the Devon Purchase Agreement and the consummation of the transactions herein and therein contemplated, required to be obtained or performed by the Company has been obtained or made and is in full force and effect, except as would not materially and adversely affect the consummation of the transactions contemplated by this Agreement or the Devon Purchase Agreement, and except for those that have been made or obtained, or will be made or obtained, under the Securities Act and the Rules and Regulations or the Exchange Act or the rules and regulations of the Commission thereunder or as may be required under state securities or “blue sky” laws in connection with the sale of the Shares.

(o)    Title to Property. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, the Company and each of the Subsidiaries have (i) defensible title to all their interests in the oil and gas properties described in the Registration Statement, the Prospectus and the Disclosure Package as being owned or leased by them, title investigations having been carried out by the Company in accordance with customary practice in the oil and gas industry, and (ii) good and marketable title to all other real property and all personal property described in the Registration Statement, the Prospectus and the Disclosure Package as being owned by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except (A) such as would not have a Material Adverse Effect, (B) security interests securing loans under the Company’s senior secured revolving credit facility, (C) royalties, overriding royalties and other similar burdens under oil and gas leases, (D) easements, restrictions, rights-of-way and other matters that commonly affect oil and gas properties and (E) liens and encumbrances under gas sales contracts, geophysical exploration agreements, operating agreements, farm-out agreements, participation agreements, unitization, pooling and commutation agreements, declarations and orders and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry. All property held under lease by the Company and each of the Subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as would not have a Material Adverse Effect.

(p)    Absence of Defaults and Conflicts Resulting from Transaction. Neither the execution, delivery and performance of this Agreement or the Devon Purchase Agreement nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) or thereby will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach or violation of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Subsidiaries pursuant to (i) the terms of any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or the Subsidiaries or any of their properties or businesses are bound, (ii) any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of the Subsidiaries or (iii) any provision of the Organizational Documents of the Company or of the charter, bylaws, certificate of formation, limited liability company agreement, or constitutive documents, as applicable, of any of the Subsidiaries, except in the cases of clauses (i) and (ii) for such consents or waivers which have already been obtained and are in full force and effect and except as would not have a Material Adverse Effect and assuming the closing of the sale of Shares as contemplated by this Agreement.

(q)    Absence of Existing Defaults and Conflicts. None of the Company or any of the Subsidiaries is (i) in violation of any term or provision of its Organizational Documents or (ii) in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of any such violation in this subsection (ii), individually or in the aggregate, would have a Material Adverse Effect.

(r)    Possession of Licenses and Permits. Each of the Company and the Subsidiaries has all requisite corporate or limited liability company power, as the case may be, and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license their assets and properties and conduct their business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of the Subsidiaries have fulfilled and performed in all material respects all of their material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company or the Subsidiaries thereunder. None of the Company or any of its Subsidiaries has received notice of any reservation or modification of any such Permits or has any reason to believe that any such Permits will not be reserved in the ordinary course, except as would not have a Material Adverse Effect.

(s)    Absence of Labor Dispute. None of the Company or any of the Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or any of the Subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company or any of the Subsidiaries.

(t)    Environmental Laws. Except as described in the Registration Statement, the Prospectus and the Disclosure Package, (i) each of the Company and the Subsidiaries is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”) which are applicable to its business; (ii) none of the Company or any of the Subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim if determined adverse to the Company or any of the Subsidiaries could reasonably be expected to have a Material Adverse Effect; (iii) each of the Company and the Subsidiaries has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval, except where the absence of such permit, license, approval or compliance would not result in a Material Adverse Effect; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of the Subsidiaries to make future material capital expenditures to comply with Environmental Laws; (v) no property which is or has been owned, leased or occupied by the Company or the Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”) or otherwise designated as a contaminated site under applicable state or local law; (vi) none of the Company or the Subsidiaries has been named as a “potentially responsible party” under CERCLA; (vii) there has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company or any of the Subsidiaries (or to the knowledge of the Company, any of its predecessors or Subsidiaries’ predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of the Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action by the Company or any of the Subsidiaries under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not result in, or which would not be reasonably likely to result in, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; and (viii) there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any solid wastes or hazardous substances due to or caused by the Company, except for any spill, discharge, leak, emission, injection, escape, dumping or release which would not result in or would not be reasonably likely to result in, singularly or in the aggregate will all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous substances” and “solid wastes” shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection.

In the ordinary course of their business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(u)    Compliance with ERISA. The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which the Company’s employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in Section 12 of ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.

(v)    Absence of Manipulation. The Company has not taken directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

(w)    Internal Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officer, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x)    Compliance with the Sarbanes-Oxley Act of 2002. The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are true and correct in all material respects. The Company maintains “disclosure controls and procedures” (as defined in Rules 13a–15(e) and 15d–15(e) of the Exchange Act), and such controls and procedures are designed (i) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and (ii) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company does not have any material weaknesses in internal controls, and there has been no material fraud that involves management or other employees who have a significant role in the Company’s internal controls. The Company is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder by the Commission (and intends to comply with all applicable provisions that are not yet effective upon effectiveness). The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(y)    Litigation. There are no legal, governmental or regulatory actions, suits, proceedings or investigations to which the Company or any of the Subsidiaries are subject or which are pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, which, individually or in the aggregate, might have a Material Adverse Effect or affect the consummation of the transactions contemplated by this Agreement that are not disclosed in the Registration Statement, the Prospectus and the Disclosure Package.

(z)    No Material Adverse Change in Business. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, except as described therein, (i) there has not been any Material Adverse Effect; (ii) none of the Company or any of the Subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, none of the Company or the Subsidiaries has (A) issued any securities, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction or incurred any material liability or obligation, direct or contingent, that was not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock, other than with respect to the acquisition of shares of the Common Stock in connection with payment of taxes required in connection with the exercise of options for the purchase of Common Stock or the vesting of restricted stock; provided, however, that the foregoing clause (C) shall not apply to transactions solely between the Company and the Subsidiaries.

(aa)    Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the

Disclosure Package, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(bb)    Ratings. No “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) under the Exchange Act, has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company.

(cc)    Foreign Corrupt Practices Act. None of the Company or any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or the Subsidiaries, has, directly or indirectly, while acting on behalf of the Company or its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

(dd)    Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ee)    Compliance with OFAC. None of the Company or any of the Subsidiaries or any of their respective directors, officers or employees, nor, to the knowledge of the Company, any director, officer, employee, agent or affiliate controlled by the Company or other person acting on behalf of the Company or any of the Subsidiaries is currently the subject of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) (collectively, “Sanctions”), nor is the Company, nor any of the Subsidiaries located, organized or resident in a country or territory that is itself the subject of Sanctions, currently the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria

(each, a “Sanctioned Country”); and neither the Company nor any Subsidiary will directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business in violation of applicable Sanctions with any person that, at the time of such funding or facilitation, is the subject of Sanctions or (ii) to fund or facilitate any activities or business in violation of applicable Sanctions in any Sanctioned Country.

(ff)    Tax Returns. The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, except where the failure to so file would not have a Material Adverse Effect, which returns are true and correct in all material respects or have received timely extensions thereof, and have paid all taxes shown on such returns and all assessments received by them to the extent that the same are material and have become due, except for such taxes as are being contested in good faith and except as would not result in a Material Adverse Effect. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of the Subsidiaries.

(gg)    Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Registration Statement, the Prospectus and the Disclosure Package; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or the Company’s or any of the Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and the Company has no reason to believe that the Company or any of the Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost, except as would not have a Material Adverse Effect.

(hh)    Reserve Information. The written engineering report prepared by Ryder Scott Company, L.P. (the “Independent Petroleum Engineer”), as of December 31, 2017, setting forth the engineering values attributed to the oil and gas properties of the Company and the Subsidiaries accurately reflects in all material respects the ownership interests of the Company and the Subsidiaries in the properties therein as of December 31, 2017, except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package. The information furnished by the Company to the Independent Petroleum Engineer for purposes of preparing its report, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true, correct and complete in all material respects on the date supplied and was prepared in accordance with customary industry practices; the Independent Petroleum Engineer who prepared estimates of the extent and value of proved oil and natural gas reserves is independent with respect to the Company.

(ii)    No Related Party Transactions; No FINRA Affiliations. No transaction has occurred between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement, the Prospectus and the Disclosure Package. There are no affiliations with Financial Industry Regulatory Authority, Inc. (“FINRA”) among the Company’s officers or directors, except as set forth in the Prospectus or the Disclosure Package or otherwise disclosed in writing to the Underwriters.

(jj)    No Other Sales of Securities. Except as described in the Prospectus and the Disclosure Package, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(kk)    Listing. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the Nasdaq Global Select Market, nor has the Company received any notification that the Commission or Nasdaq Stock Market LLC is contemplating terminating such registration or listing. The Shares have been approved for listing on the Nasdaq Global Select Market, subject to notice of issuance.

(ll)    No Other Offering Material. Each of the Company, its directors and officers has not distributed and will not distribute prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Prospectus, the items included in the Disclosure Package, the Registration Statement, any Issuer Free Writing Prospectus to which the Representatives have consented, and other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

(mm)    XBRL. The interactive data in the eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(nn)    Representations and Warranties of Devon. To the knowledge of the Company, the representations and warranties of Devon in the Devon Purchase Agreement are true and correct as of the date hereof, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of that date, with the same force and effect as if made as of the date hereof, except as would not be expected to have, individually or in the aggregate, a Material Adverse Effect assuming the Company has already acquired the oil and gas properties of Devon (the “Devon Properties”) as contemplated by the Devon Purchase Agreement. Other than customary title and environmental defect adjustments, nothing has come to the attention of the management of the Company that would cause it to believe that the acquisition of the Devon Properties will not be consummated substantially in accordance with the terms of the Devon Purchase Agreement or the description of the acquisition of the Devon Properties included in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, subject to standard and customary closing and post-closing adjustments.

2.    Purchase, Sale and Delivery of Shares.

(a)    On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters agree, severally and not jointly, to purchase, at a price of $22.5525 per share, the Shares.

(b)    Payment for the Shares to be sold hereunder is to be made to the Company against delivery of the Shares in book-entry form to the Underwriters through the facilities of The Depository Trust Company, New York, New York for the account of the Underwriters. Such payment and delivery are to be made at 9:00 a.m., New York City time, on August 17, 2018, or at such other time and date not later than five business days thereafter as the Underwriters and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” As used herein, “business day” means a day on which the Nasdaq Global Select Market is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed. Electronic transfer of the Shares shall be made to the Underwriters at the time of delivery in such names and in such denominations as the Underwriters shall specify to the Company. Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002, at or prior to 9:00 a.m., New York City time, on the Closing Date.

3.    Offering by Underwriters. It is understood that the Underwriters are to make a public offering of the Shares as soon as it deems it advisable to do so. The Shares are to be offered to the public upon the terms and conditions set forth in the Disclosure Package and the Prospectus.

4.    Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a)    Required Filings. The Company covenants and agrees with the Underwriters that it will (i) prepare and file the Prospectus Supplement with the Commission pursuant to Rule 424, (ii) not file any amendment to the Registration Statement or supplement to the Prospectus or any Issuer Free Writing Prospectus of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing or which is not in compliance, in all material respects, with the Rules and Regulations and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination or completion of the offering of the Shares by the Underwriters; provided, however, that so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is filing reports with the Commission on EDGAR, the Company is not required to furnish such reports or statements to the Underwriters.

(b)    Amendments or Supplements; Stop Orders. The Company will advise the Representatives promptly (i) when any post-effective amendment to the Registration Statement shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(c)    Delivery of Copies. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required (or, but for the exemption in Rule 172, would be required) under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as an Underwriter may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, a signed copy of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as an Underwriter may reasonably request.

(d)    Ongoing Compliance. The Company will comply with the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated by this Agreement and the Prospectus. If during the period in which a prospectus is required (or, but for the exemption in Rule 172, would be required) by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act or the Rules and Regulations, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus.

(e)    Blue Sky Qualifications. The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents and furnish such information as may be reasonably required for that purpose, provided none of the Company or the Subsidiaries shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or subject itself to taxation as doing business in any jurisdiction or qualify as a dealer of securities in any jurisdiction. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(f)    Rule 158. The Company will make generally available to its security holders and the Underwriters, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(g)    Investment Company. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(h)    Payment of Expenses. The Company agrees to pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: all fees and expenses of legal counsel to the Company; accountants’ fees of the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Preliminary Prospectus (including any amendments or supplements thereto) and any other documents comprising any part of the Disclosure Package and Prospectus; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Shares; the fees and expenses incurred in connection with the registration or qualification of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Underwriters may designate; the preparation, printing, authentication, issuance and delivery of the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares by the Company to the Underwriters; the printing (or reproduction) and delivery of this Agreement and all other agreements or documents approved by the Company and printed (or reproduced) and delivered in connection with the offering of the Shares; the transportation and other expenses of the Company’s officers and employees in connection with presentations to prospective purchasers of the Shares; any listing fee of the Nasdaq Global Select Market; and all other costs and expenses of the Company and its representatives incident to the performance by the Company of its obligations hereunder.

The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under FINRA regulations and state securities or blue sky laws), except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms (i) is due to the default or omission of any Underwriter, or (ii) by reason of a termination of this Agreement by the Representatives as a result of any suspension of trading of any securities of the Company by Nasdaq Stock Market LLC, the Commission or any governmental authority as contemplated by Section 11(a)(iv) hereof arising out of an action or omission of the Company, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

(i)    Nasdaq Listing. The Company will use its best efforts to list the Shares on the Nasdaq Global Select Market.

(j)    Use of Proceeds. The Company shall apply the net proceeds of its sale of the Shares as described under the heading “Use of Proceeds” in the Disclosure Package.

(k)    Transfer Agent. The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(l)    Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares.

(m)    Restriction on Sale of Securities. The Company covenants and agrees that it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement or amendment to a registration statement under the Securities Act relating to, any shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing for a period of 45 days after the date of this Agreement, directly or indirectly, otherwise than hereunder or with the prior written consent of Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC; provided, that this provision will not restrict the Company from (i) issuances pursuant to the exercise of options outstanding on the date hereof, (ii) grants of employee stock options, restricted stock, restricted stock units, stock-settled stock appreciation rights and other securities issuances pursuant to the terms of a plan in effect on the date hereof, (iii) issuances pursuant to the exercise or vesting of such options, restricted stock units, stock appreciation rights or other such securities, (iv) issuances to our employees under the terms of the employee stock purchase plan in effect on the date hereof, (v) issuances pursuant to the Company’s 401(k) plan, (vi) issuances to directors pursuant to the incentive plan in effect on the date hereof, (vii) the filing of registration statements on Form S-8 and amendments thereto in connection with those securities and plans, (viii) the filing of amendments to the Company’s currently effective shelf registration statements, (ix) entering into Rule 10b5-1 trading plans prior to the expiration of the Lock-up Agreements described in Exhibit A hereto but having an effective date for the first sales under such plans after the expiration of such Lock-up Agreements, (x) issuances of any Common Stock as dividends for the Company’s preferred stock or in redemption of such preferred stock, or upon exercise of the Company’s warrants, (xi) the taking of any of the foregoing actions in connection with the issuance of shares or other securities as consideration for acquisitions or the issuance of securities in private placements by the Company and (xii) the adoption by the Company of any customary shareholder rights plan and issuances of rights and other securities thereunder.

5.    Free Writing Communications. The Company has not distributed, and without the prior consent of the Underwriters it will not distribute, any prospectus or other offering material (including, without limitation, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or otherwise constitute a Free Writing Prospectus required to be filed with the Commission and content on the Company’s website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Shares, other than the materials referred to in Section 1(a). The Underwriters represent and agree that they have not made and, without the prior consent of the Company, they will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or otherwise constitute a free writing prospectus as defined in Rule 405 under the Securities Act and will not include any “issuer information” (as defined in Rule 433) in any free writing prospectus, except as has been disclosed in writing to the Company prior to the Applicable Time. Any such Issuer Free Writing Prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule B hereto. The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending, and the Underwriters have complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Offering Participant Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein, such information being listed in Section 7(b) below.

6.    Conditions of the Obligations of the Underwriters. The obligation of the several Underwriters to purchase and pay for the Shares on the Closing Date is subject to the accuracy, as of the Closing Date, of the representations and warranties of the Company contained herein, and to the performance in all material respects by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)    Registration Compliance. All post-effective amendments to the Registration Statement filed prior to the Closing Date shall have become effective and any and all filings required by Rule 424 and Rule 430B of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriters and complied with to their reasonable satisfaction. All material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act, except for any issuer information contained in any Offering Participant Free Writing Prospectus. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Company, shall be contemplated by the Commission; and no injunction, restraining order, or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date, which would prevent the issuance of the Shares.

(b)    Accountants’ Comfort Letter. The Underwriters shall have received, on the date hereof and the Closing Date, a letter dated the date hereof and the Closing Date, respectively, in form and substance satisfactory to the Representatives, from each of Ernst & Young LLP, KPMG LLP and Johnson, Miller & Co., CPA’s PC confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to the Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the Prospectus and the Disclosure Package.

(c)    Reserve Engineer’s Comfort Letter. The Underwriters shall have received, on the date hereof and the Closing Date, a letter dated the date hereof and the Closing Date, respectively, in form and substance satisfactory to the Underwriters, from Ryder Scott Company, L.P. confirming the conclusions and findings of such firm with respect to the oil and natural gas reserves of the Company and the Subsidiaries.

(d)    Opinion of Counsel for Company. The Underwriters shall have received on the Closing Date an opinion of Baker Botts L.L.P., counsel for the Company, and an opinion of Gerald A. Morton, as General Counsel of the Company, each dated the Closing Date addressed to the Underwriters in substantially the forms attached hereto as Exhibit B-1 and Exhibit B-2, respectively.

(e)    Opinion of Counsel for Underwriters. The Underwriters shall have received from Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, an opinion dated the Closing Date in such form as the Underwriters reasonably may request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(f)    Officers’ Certificate. The Underwriters shall have received on the Closing Date a certificate or certificates of the Company’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date, each of them severally represents as follows:

(i)    The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and, to his knowledge, no proceedings for such purpose have been instituted or are pending;

(ii)    The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date;

(iii)    They have carefully examined the Registration Statement, the Prospectus and the Disclosure Package and, in their opinion, (A) such Registration Statement as of the most recent Effective Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (B) the Prospectus, as of its date and the date hereof and the Disclosure Package, as of the Applicable Time did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Prospectus, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

(iv)    Since the respective dates as of which information is given in the Disclosure Package, except as disclosed in the certificate or certificates, (1) there has not been any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as a whole, whether or not arising in the ordinary course of business otherwise than as set forth or contemplated in the Disclosure Package; and (2) none of the Company or any of the Subsidiaries have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which would have a Material Adverse Effect otherwise than as set forth or contemplated in the Disclosure Package.

(g)    Chief Financial Officer’s Certificate. The Underwriters shall have received on the date hereof and on the Closing Date a certificate of the Company’s Chief Financial Officer in form and substance reasonably satisfactory to the Representatives.

(h)    Lock-up Agreements. The Lock-up Agreements described in Exhibit A hereto shall be in full force and effect.

(i)    Nasdaq Listing. Proper notifications regarding the listing of the Shares shall have been submitted to the Nasdaq Global Select Market.

(j)    Absence of Certain Actions. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance, sale or subsequent resale by the Underwriters of the Shares as contemplated.

(k)    Absence of Downgrade. Subsequent to the Applicable Time, there shall not have been any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as such term is defined for purposes of Section 3(a)(62) under the Exchange Act), or any public announcement that any such organization has under surveillance or review with possible negative implications its rating of any debt securities of the Company or any announcement that the Company has been placed on negative outlook.

(l)    Further Certificates and Documents. The Company shall have furnished to the Underwriters such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder at such time may be terminated by the Underwriters. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 4 and 7 hereof).

7.    Indemnification and Contribution.

(a)    Indemnification of Underwriters. The Company agrees (i) to indemnify and hold harmless each Underwriter, its affiliates who participated or are alleged to have participated in the distribution of the Shares, partners, members, directors, officers, employees and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject under the Securities Act, Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, and Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or (B) with respect to the Registration Statement, the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or, with respect to the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in any part of the Registration Statement, the Preliminary Prospectus, the Prospectus or such amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representatives specifically for use in the preparation thereof, such information being listed in subsection (b) below; and (ii) to reimburse each Indemnified Party upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Indemnified Party or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Indemnified Party is a party to any action or proceeding. In the event that it is finally judicially determined that such Underwriter was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, such Underwriter will promptly return all sums that had been advanced pursuant hereto.

(b)    Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, and Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Offering Participant Free Writing Prospectus; or (ii) with respect to the Registration Statement, the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or, with respect to the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading; and will reimburse any legal or other out-of-pocket expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that such Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in any part of the Registration Statement, and Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Offering Participant Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use in the preparation thereof. The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished on behalf of each Underwriter to the Company for inclusion in any part of the Registration Statement, the Preliminary Prospectus and the Prospectus consists of the first paragraph under the sub-heading “Commissions and Discounts,” the first, second and third paragraphs under the sub-heading “Price Stabilizations, Short Positions”, the first and second paragraph under the sub-heading “Electronic Distribution,” the first paragraph under the sub-heading “Conflicts of Interest” and the first, second and third paragraphs under the sub-heading “Other Relationships” under the caption “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the Prospectus.

(c)    Actions against Parties; Notification. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding, and shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Underwriters in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff (other than a final judgment entered into pursuant to a settlement as to which the indemnifying party did not consent), the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment; provided, however, that if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel in accordance with the provisions hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or (b) effected without its written consent if (i) such settlement is entered into in good faith by the indemnified party more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to, or an admission of, fault or culpability to act by or on behalf of an indemnified party.

(d)    Contribution. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as Total Proceeds (as defined below) received by the Company from the sale of the Shares to the Underwriters, and the Total Underwriting Discount (as defined below) received by the Underwriters, bear to the Total Public Sale Price (as defined below) of the Shares, in each case as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. As used in this paragraph, “Total Proceeds” mean the total purchase price for the Shares (before discounts, commissions and other expenses) paid to the Company by the Underwriters pursuant to this Agreement; “Total Public Sale Price” means the total sales price received by the Underwriters from the initial sale of the Shares to investors in the offering contemplated by this Agreement; and “Total Underwriting Discount” means the amount obtained by subtracting (i) the Total Proceeds from (ii) the Total Public Sale Price.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, (i) an Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public exceeds the amount of damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations pursuant to this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. For purposes of this Section 7(d), each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, the officers of the Company, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7(d), notify in writing such party or parties from whom contribution may be sought, but the omission to so notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7(d).

8.    Default of Underwriters. If on the Closing Date any Underwriter or Underwriters hereof shall fail to purchase the portion of the Shares which such Underwriter or Underwriters hereof has agreed to purchase (otherwise than by reason of any default on the part of the Company), you, as Representatives, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares, as the case may be, which the defaulting Underwriter or Underwriters hereof failed to purchase. If, however, the Representatives shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Shares on such terms. After giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, if during such period the Representatives or the Company shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate principal amount of Shares with respect to which such default shall occur does not exceed one-eleventh of the aggregate principal amount of all Shares covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective principal amount of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate principal amount of Shares with respect to which such default shall occur exceeds one-eleventh of the principal amounts of Shares covered hereby, the Company or the Representatives will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 7 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the Closing Date may be postponed for such period, not exceeding seven days, as you, as the Representatives, or the Company may determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations and warranties of the Company and the several Underwriters set forth in or made pursuant to this Agreement, and certifications made by certain officers of the Company pursuant to this Agreement, will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of its representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 11 or if for any reason the purchase of the Shares by the Underwriters is not consummated, the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect.

10.    Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed or delivered and confirmed to the Underwriters, c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (fax: (646) 291-1469); c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; or, if sent to the Company, will be mailed or delivered and confirmed to it at Carrizo Oil & Gas, Inc., 500 Dallas Street, Suite 2300, Houston, TX 77002, Attention: Gerald A. Morton, General Counsel, with a copy (which shall not constitute notice) to Baker Botts L.L.P., One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002, Facsimile: (713) 229-7778, Attention: Gene J. Oshman.

11.    Termination.

(a)    Material Adverse Change. If, subsequent to the execution and delivery of this Agreement, any of the following has occurred: (i) any change or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company and the Subsidiaries taken as a whole, which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market and deliver the Shares; (ii) any change in U.S. or international financial, political or economic conditions the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Shares, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the Nasdaq Global Select Market or the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iv) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or New York state authorities; (vi) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, except as existing with similar severity on the date hereof involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market and deliver the Shares or to enforce contracts for the sale of the Shares, this Agreement may be terminated by the Representatives.

(b)    Costs and Expenses. This Agreement may be terminated by the Representatives as provided in the final paragraph of Section 6 hereof.

12.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, officers, directors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from the Underwriters shall be deemed a successor or assign merely because of such purchase.

13.    Representation of Underwriters. You will act for the several Underwriters in connection with the sale and purchase contemplated hereby, and any action under this Agreement taken by you jointly or by Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, as Representatives, will be binding upon all the Underwriters.

In addition, the Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriters’ research analysts may hold and make statements or investment recommendations or publish research reports with respect to the Company or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Underwriters’ investment banking divisions. The Company acknowledges that the Underwriters are full service securities firms and as such from time to time, subject to applicable securities laws, may effect transactions for their own accounts or the accounts of their customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

14.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)    No Other Relationship. The Representatives have been retained solely to act as an initial Underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b)    Arm’s-Length Negotiations. The purchase price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)    Absence of Obligation to Disclose. The Company has been advised that the Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)    Waiver; Waiver of Jury Trial. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty pursuant to this Agreement and agree that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16.    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

17.    Entire Agreement. This Agreement, together with all other written agreements of the parties executed on the date hereof in connection with the offering of the Shares, constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

18.    Amendment. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

CARRIZO OIL & GAS, INC.

By:	/s/ David L. Pitts
	Name:	David L. Pitts
	Title:	Vice President and Chief Financial Officer

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the Representatives of the several Underwriters

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Mike Shelly
	Name:	Mike Shelly
	Title:	Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Rich Cohn
	Name:	Rich Cohn
	Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE A

Underwriter	Number of Shares
Citigroup Global Markets Inc.	2,918,994
Goldman Sachs & Co. LLC	2,918,994
Wells Fargo Securities, LLC	315,012
Capital One Securities, Inc.	315,012
Raymond James & Associates, Inc.	315,012
SunTrust Robinson Humphrey, Inc.	315,012
RBC Capital Markets, LLC	315,012
BMO Capital Markets Corp.	315,012
Stephens Inc.	315,012
Johnson Rice & Company L.L.C.	315,012
Tudor, Pickering, Holt & Co. Securities, Inc.	315,012
Seaport Global Securities LLC	275,635
USCA Securities LLC	275,635
Northland Securities, Inc.	275,634

Total	9,500,000

Schedule A

SCHEDULE B

Issuer Free Writing Communications Included in the Disclosure Package

None.

Schedule B

SCHEDULE C

(1)	Pricing Information

Number of Shares:	9,500,000
Public Offering Price:	$23.00 per share

Schedule C

SCHEDULE D

List of Subsidiaries

Bandelier Pipeline Holding, LLC

Carrizo (Eagle Ford) LLC

Carrizo (Marcellus) LLC

Carrizo (Marcellus) WV LLC

Carrizo (Niobrara) LLC

Carrizo (Permian) LLC

Carrizo (Utica) LLC

Carrizo Marcellus Holding Inc.

CLLR, Inc.

Hondo Pipeline, Inc.

Mescalero Pipeline, LLC

Schedule D

Exhibit A

FORM OF LOCK-UP LETTER AGREEMENT

CARRIZO OIL & GAS, INC.

Common Stock

($0.01 Par Value)

August 14, 2018

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

As Representatives of the Several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

This Lock-Up Letter Agreement is being delivered to you in connection with the Underwriting Agreement (the “Underwriting Agreement”) entered into by Carrizo Oil & Gas, Inc. (the “Company”) and you, as representatives of the several underwriters listed on Schedule A thereto, with respect to the public offering (the “Offering”) of shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”).

The undersigned agrees that, for the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to elect any transaction specified in clause (i) or (ii). The

A-1

foregoing sentence shall not apply to (a) bona fide gifts, charitable contributions or estate planning transactions, provided the recipient thereof agrees in writing with you to be bound by the terms of this Lock-Up Letter Agreement, (b) dispositions to (X) the undersigned’s spouse, children (including legally adopted children and stepchildren), spouses of children or grandchildren or spouses of grandchildren; (Y) a trust for the direct or indirect benefit of the undersigned or any of the persons described in clause (X); or (Z) a limited partnership or limited liability company whose sole partners or members, as the case may be, are the undersigned or any of the persons described in clause (X) or clause (Y), provided that in any of clauses (X), (Y) or (Z), the recipient agrees in writing with you to be bound by the terms of this Lock-Up Letter Agreement, (c) shares of Common Stock subject to bona fide pledges of securities either existing on the date of this Lock-Up Letter Agreement or subsequently entered, if in the latter case the pledgee of such securities agrees in writing to be bound by the transfer restrictions contained in this Lock-Up Letter Agreement with respect to such securities or (d) a number of shares of Common Stock equal to 50% of the number of shares of restricted stock and restricted stock units granted to the undersigned that vest during the Lock-Up Period. The undersigned further agrees that, during the Lock-Up Period, the undersigned will not, without the consent of Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.

The initial Lock-Up Period will commence on the date of this Lock-Up Letter Agreement and continue and include the date 45 days after the public offering date set forth on the final prospectus supplement used to sell the Common Stock (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Notwithstanding anything to the contrary herein, the foregoing restrictions shall not apply to any transactions, including sales, option exercises or sales of shares of Common Stock to provide funds for the satisfaction of anticipated tax liabilities in contemplation of the vesting of restricted stock and restricted stock units during the 70 days following the date of the Underwriting Agreement, effected pursuant to a trading plan entered into by the undersigned pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, prior to the date hereof, and nothing herein shall prevent the undersigned from entering into one or more 10b5-1 trading plans or amending one or more existing 10b5-1 trading plans as long as there are no sales of the Company’s common stock under such plans during the Lock-Up Period.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, or (ii) for any reason the Underwriting Agreement is terminated prior to the Closing Date (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:
Address (please print or type):

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Exhibit B-1

Form of Opinion of Baker Botts L.L.P.

1.    The Company is a corporation validly existing and in good standing under the laws of the State of Texas. The Company has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted and as such business is described in the Registration Statement, the Disclosure Package and the Prospectus.

2.    The Company has all necessary corporate power and authority to enter into and perform its obligations under the Underwriting Agreement and to issue and sell the Shares.

3.    The Underwriting Agreement has been duly authorized and validly executed and delivered by the Company.

4.    The Shares, when issued and delivered by the Company against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

5.    The execution and delivery by the Company of the Underwriting Agreement and the consummation of the transactions provided for herein do not and will not with the passage of time (a) result in a breach or violation of any of the terms or provisions of, or constitute a default under the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws of the Company, each as amended to date; (b) to our knowledge, result in any breach or violation of any terms, provisions or conditions of, or constitute a default of or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any indenture, mortgage, deed of trust, note, contract, commitment, instrument or document filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Commission on February 28, 2018, the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, as filed with the Commission on May 9, 2018 and August 7, 2018, respectively, or current reports on Form 8-K filed with the Commission after the date of such annual report, in each case as incorporated by reference in the Registration Statement (the “Material Agreements”), except for such contracts for which consents or waivers have been obtained as of the date hereof; or (c) to our knowledge, result in a violation by the Company of any law, statute, rule or regulation of the United States or the State of Texas applicable to the Company (other than securities laws or anti-fraud laws); except, in the case of either (b) or (c), for any breach, violation, default or creation of a lien, charge or encumbrance that, individually or in the aggregate, would not be reasonably expected to have a material adverse effect on the business and operations of the Company or on its legal ability to perform its obligations under the Underwriting Agreement.

6.    No consent, approval or authorization of, or filing with, any governmental authority or agency of the United States or the State of Texas is required on the part of the Company as a condition to the Company’s valid execution, delivery and performance of its obligations under the Underwriting Agreement, or to the offer, sale or issuance of the Shares by the Company other than those that have been made or obtained under the Securities Act and the

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Rules and Regulations or the filing of a prospectus supplement or any issuer information contained in any Offering Participant Free Writing Prospectus on a timely basis with the Commission or as may be required under state securities or “blue sky” laws or by the Nasdaq Stock Market LLC in connection with the sale of the Shares and except for any Form 8-K filing.

7.    The statements in the Registration Statement, Disclosure Package and Prospectus under the caption “Description of Capital Stock” insofar as such statements constitute a summary of the terms of the Common Stock (including the Shares) are accurate summaries of the terms of the Common Stock, in all material respects.

8.    The Registration Statement has been declared effective under the Securities Act. Any required filing of the Preliminary Prospectus and the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

9.    The Company is not an “investment company” or an entity controlled by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

We have reviewed the Registration Statement, the Disclosure Package and the Prospectus and have participated in conferences with officers and other representatives of the Company, with representatives of the Company’s independent registered public accounting firms and independent petroleum engineers and with your representatives and your counsel, at which the contents of the Registration Statement, the Disclosure Package, the Prospectus and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Disclosure Package or the Prospectus, and we have not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Disclosure Package and the Prospectus involve matters of a non-legal nature. Accordingly, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the Disclosure Package and the Prospectus (except to the extent stated in paragraph 7 above). Subject to the foregoing, and on the basis of the information we gained in the course of performing the services referred to above, we advise you that:

(a)    the Registration Statement, as of the latest Effective Time, the Preliminary Prospectus, as of the Applicable Time, and the Prospectus, as of its date and the date hereof, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations; and

(b)    nothing came to our attention that caused us to believe that:

(1) the Registration Statement, as of the latest Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

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(2)    the Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(3)    the Prospectus, as of its date and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case we have not been asked to, and do not, express any belief with respect to (a) the financial statements and schedules or other financial, accounting or statistical information contained or included or incorporated by reference therein or omitted therefrom, (b) the summary reserve reports of the Company’s independent petroleum engineers and reserve information contained or included or incorporated by reference therein or omitted therefrom or (c) the representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or to documents incorporated by reference therein.

In connection with the opinion expressed above in paragraph 5, we have reviewed only the Material Agreements and our opinion is limited in all respects to such review.

As to the opinion expressed above in paragraph 1 as to the existence and good standing of the Company, we have relied solely upon a certificate issued by the office of the Secretary of State of the State of Texas and a statement of Franchise Tax Account Status, dated as of the date hereof, obtained through the website of the office of the Comptroller of Public Accounts of Texas, which statement expressly states that, as of the date thereof, the right of the Company to transact business in Texas is “active.”

Our opinion is limited in all respects to matters governed by the Federal laws of the United States and the laws of the State of Texas, in each case as in effect on the date hereof. The opinions expressed herein are for your benefit as the Underwriters in connection with the transactions consummated on the date hereof pursuant to the Underwriting Agreement and may be relied upon only by you for such purposes, and may not be given or described to any other person without our prior written consent. The opinions given are strictly limited to the matters stated herein and no implied opinions are to be inferred from anything stated herein, and without limiting the generality of the foregoing we express no opinion with respect to any bankruptcy or creditors rights laws or any federal or state securities or antifraud law, rule or regulation except as otherwise specifically stated herein. This opinion letter speaks as of the date hereof, and we disclaim any obligation to update this opinion letter.

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Exhibit B-2

Form of Opinion of Gerald A. Morton,

as General Counsel of the Company

1.    The authorized capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption “Description of Capital Stock” and, since the date of the Prospectus, there has been no change in the authorized capital stock of the Company. The issued and outstanding capital stock of the Company has been validly issued and is fully paid and nonassessable. The Shares, when issued and delivered by the Company against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

2.    Each Subsidiary has been incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation or formation with all necessary corporate or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus.

3.    The issuance and sale of the Shares by the Company is not subject to any preemptive or other similar rights of any security holder of the Company under the Company’s Amended and Restated Articles of Incorporation or Amended and Restated Bylaws, each as amended to date, or, to my knowledge, any agreement. To my knowledge, except as disclosed in the Registration Statement and the Prospectus, there are no preemptive or other rights to subscribe for or to purchase or any restriction upon the voting or transfer of any securities of the Company pursuant to the Company’s Amended and Restated Articles of Incorporation or Amended and Restated Bylaws, each as amended to date, or any agreements known to me. To my knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement, other than as described in the Registration Statement or as have been waived or satisfied.

4.    To my knowledge, other than as set forth in the Registration Statement, the Disclosure Package or the Prospectus, there is no action, suit or proceeding, in each case pending or threatened against the Company before any court, administrative agency or governmental authority of the United States or the State of Texas which, if adversely determined, would have a material adverse effect on the business and operations of Company or on its legal ability to perform its obligations under the Underwriting Agreement.

5.    To my knowledge, all contracts and other documents required to be filed as exhibits to, or described in, the Registration Statement have been so filed with the Commission or are fairly described in the Registration Statement, as the case may be.

6.    To my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened or pending.

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I have participated in conferences with officers and other representatives of the Company, your representatives, your counsel and representatives of the independent registered public accounting firms and reserve engineering firm of the Company at which conferences the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed and, although I did not independently verify such information and am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus, I advise you that on the basis of the foregoing, no facts have come to my attention which lead me to believe that (A) the Registration Statement (except for (i) the financial statements and schedules contained therein or omitted therefrom (including the notes thereto and the auditor’s report thereon), (ii) the summary reserve reports of the Company’s independent petroleum engineers included therein, (iii) the other accounting, financial, statistical or reserve engineering data contained therein or omitted therefrom, or (iv) the representations and warranties included in the exhibits to the documents incorporated by reference therein, as to which I have not been asked to comment), at its latest Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus (except for (i) the financial statements and schedules contained therein or omitted therefrom (including the notes thereto and the auditor’s report thereon), (ii) the summary reserve reports of the Company’s independent petroleum engineers included therein, (iii) the other accounting, financial, statistical or reserve engineering data contained therein or omitted therefrom, or (iv) the representations and warranties included in the exhibits to the documents incorporated by reference therein, as to which I have not been asked to comment), as of its date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the Disclosure Package (except for (i) the financial statements and schedules contained therein or omitted therefrom (including the notes thereto and the auditor’s report thereon), (ii) the summary reserve reports of the Company’s independent petroleum engineers included therein, (iii) the other accounting, financial, statistical or reserve engineering data contained therein or omitted therefrom, or (iv) the representations and warranties included in the exhibits to the documents incorporated by reference therein, as to which I have not been asked to comment), as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The opinions herein expressed are subject to the following qualifications:

A.    The opinions expressed herein are limited to matters governed by the laws of the State of Texas, the corporate laws of the State of Delaware and the federal laws of the United States of America. I am only admitted to practice law in the State of Texas.

B.    The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein and without limiting the generality of the foregoing I express no opinion with respect to any bankruptcy or creditors rights laws or any federal or state securities or antifraud law, rule or regulation except as otherwise specifically stated herein. The opinions expressed herein are based upon and rely upon the current status of the law in the applicable jurisdiction and in all respects are subject to

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and may be limited by future legislation as well as by developing case law. The opinions expressed herein are based solely upon applicable laws, statutes, ordinances, rules and regulations and facts, all as in existence on this date, and I express no opinion as to the effect which any future amendments, changes, additions or modifications thereof may have upon the opinions expressed herein, and I assume no obligation to update or supplement such opinions to reflect any facts or circumstances which may hereafter come to my attention or any changes in law which may hereafter occur.

C.    The opinions expressed herein are legal opinions only and do not constitute a guarantee or warranty of the matters discussed herein.

D.    The opinions expressed herein are rendered solely for your benefit in connection with the transactions described above. Except as expressly permitted by me in writing, these opinions may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without my prior written consent in each instance.

E.    In the foregoing opinions, phrases such as “to my knowledge,” “known to me” and those with equivalent wording refer to my conscious awareness of information. In my capacity as General Counsel, I have participated in numerous internal company meetings, made inquiries of such individuals as I deemed appropriate and have examined records that I deemed relevant as a basis for the opinions expressed above.

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